Exhibit 10.16

FIRST AMENDMENT TO LEASE

(High Bluff Ridge)

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into as of September 29, 2006 by and between PRENTISS/COLLINS DEL MAR HEIGHTS LLC, a Delaware limited liability company, as tenants in common (“Landlord”), and CADENCE PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Office Lease dated as of May 12, 2006 (the “Lease”). Capitalized terms used herein without definition shall have the meanings set forth for such terms in the Lease.

B. Pursuant to, and as more particularly described in the Lease, Landlord leases to Tenant certain space in a building located at 12481-12531 High Bluff Drive, City of San Diego, County of San Diego, State of California.

B. Landlord and Tenant now desire to amend the Lease to reduce the unreserved, uncovered parking privileges provided to Tenant under the Lease, subject to the terms and conditions set forth herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Amendment. Section 1.16 of the Lease is amended and restated in its entirety to read as follows:

“1.16	Parking: A total of ninety-eight (98) parking privileges at the 12481 Building, which shall be comprised of (i) a minimum. of seventy-one (71) unreserved; uncovered parking privileges at no additional cost to Tenant, and (ii) a maximum of twenty-seven (27) reserved, covered parking privileges at an additional cost to Tenant of $100 per stall per month. All such parking privileges shall be subject to the provisions set forth in Section 6.2 of this Lease.”

(a) Miscellaneous. This First Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant. This First Amendment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same First Amendment. Each individual executing this First Amendment that he or she is duly authorized to execute and deliver this First Amendment. Landlord and Tenant each hereby acknowledges and reaffirms all of its obligations under the Lease, as such Lease has been amended by this First Amendment, and agrees that any reference made in any other document to the Lease shall mean the Lease as amended pursuant to this First Amendment. Except as expressly provided herein, the Lease remains, unmodified and in full force and effect. The Lease shall remain in full force and effect and binding upon the parties hereto except as otherwise addressed herein.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

LANDLORD:

PRENTISS/COLLINS DEL MAR HEIGHTS LLC,

a Delaware limited liability company,

By:	The Prudential Insurance Company of America, a New Jersey Corporation Its sole member

By:	/s/ Darin Bright
Darin Bright, Vice President

TENANT:

CADENCE PHARMACEUTICALS, INC.,

a Delaware corporation

By:	/s/ William R. LaRue
Name:	William R. LaRue
Title:	SVP-CFO

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